UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 8, 2004

AXSYS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-16182	11-1962029
(State or other jurisdiction of incorporation or organization)	Commission File Number	I.R.S Employer Identification Number

175 Capital Boulevard, Suite 103 Rocky Hill, Connecticut		06067
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (860) 257-0200

Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

On April 8, 2004, Axsys Technologies, Inc. (“Axsys”), Bifocal Acquisition Corp. (“Bifocal”), a wholly owned subsidiary of Axsys, Telic Optics, Inc. (“Telic”) and certain stockholders of Telic (the “Stockholders”) entered into an Agreement of Plan and Merger (“Merger Agreement”).  Pursuant to the Merger Agreement, Bifocal was merged with and into Telic with the result that Telic was the surviving corporation and became a wholly owned subsidiary of Axsys.  The initial purchase price of this acquisition was $14.0 million, subject to adjustment based on certain working capital and cash balance tests, with an earn-out of up to an additional $4.0 million over the next 36 months if certain revenue goals are achieved.  The terms of the merger, including consideration paid, were determined in arms’-length negotiations between Axsys, on the one hand, and Telic and the Stockholders, on the other hand.  Those terms are set forth in the Merger Agreement, which is filed herewith as Exhibit 2.1.  The foregoing description of the Merger Agreement is qualified in its entirety by the full text of the Merger Agreement, which is incorporated herein by reference.

The funds used to consummate the transaction consisted of a combination of $8.5 million in cash on hand and an additional $5.0 million obtained through a term loan from Fleet National Bank, as described below in Item 5.   The remaining $0.5 million was held back by Axsys and will be released as appropriate after any necessary adjustments to the initial purchase price have been calculated.  Axsys expects to reduce the outstanding amounts under the term loan and to fund earn-out payments, if any, with future operating cash flow.

In connection with the Merger Agreement, Axsys entered into three-year Employment Agreements with two principal stockholders of Telic.  Those agreements contain customary non-compete, non-solicitation and confidentiality provisions.

Telic is a manufacturer of infrared optics and optical assemblies, which it sells to manufacturers of thermal imaging cameras, defense prime contractors and research laboratories that design systems used in long-range reconnaissance, surveillance and targeting applications for the defense and homeland security markets.

Axsys intends to operate Telic as a wholly owned subsidiary under the trade name of “Axsys Technologies – IR Systems.”  Telic’s equipment, inventory and other assets will be operated or used in substantially the same manner as they were used by Telic before the merger.

Item 5.  OTHER EVENTS

Axsys entered into an unsecured credit facility with Fleet National Bank (“Fleet”), which provided for a $5.0 million two-year revolving facility and a $5.0 million five-year term loan facility.  The credit facility is guaranteed by each of Axsys’ subsidiaries.  The revolving facility, undrawn at close, may be used for working capital needs and other general corporate purposes.  The proceeds of the term loan provided a portion of the merger consideration in connection with the Merger Agreement.  Axsys also entered into a “floating to fixed” interest rate hedge agreement with respect to the entire term loan to mitigate interest rate risk.  The terms and conditions of the credit facility are set forth in the Credit Agreement (the “Credit Agreement”) filed herewith as Exhibit 10.1.  The foregoing description of the credit facility is qualified in its entirety by the full text of the Credit Agreement, which is incorporated herein by reference.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

a)                                      Financial Statements of Business Acquired

The financial statements of Telic Optics, Inc. for the periods specified in Rule 3-05(b) of Regulation S-X will be filed by amendment to this Current Report on Form 8-K not later than sixty days after the date on which this Current Report on Form 8-K is required to be filed.

b)                                      Pro Forma Financial Information

The Pro Forma financial statements of Telic Optics Inc. required pursuant to Article 11 of Regulation S-X will be filed by amendment to this Current Report on Form 8-K not later than sixty days after the date on which this Current Report on Form 8-K is required to be filed.

c)                                      Exhibits

Exhibit No.	Exhibit Description
2.1*	Agreement and Plan of Merger, dated as of April 8, 2004, among Axsys Technologies, Inc., Bifocal Acquisition Corp., Telic Optics, Inc. and the stockholders of Telic Optics, Inc. named therein.

10.1	Credit Agreement, dated as of April 8, 2004, among Axsys Technologies, Inc., as borrower, the Subsidiary Guarantors listed on the signature pages thereto, and Fleet National Bank, as lender.

*           Pursuant to Item 601(b)(2) of Regulation S-K, Axsys Technologies, Inc. agrees to furnish supplementally to the Commission a copy of any omitted schedule or exhibit upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:  April 23, 2004

AXSYS TECHNOLOGIES, INC.
(Registrant)

By:	/s/ David A. Almeida
David A. Almeida
Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit Description
2.1*	Agreement and Plan of Merger, dated as of April 8, 2004, among Axsys Technologies, Inc., Bifocal Acquisition Corp., Telic Optics, Inc. and the stockholders of Telic Optics, Inc. named therein.

10.1	Credit Agreement, dated as of April 8, 2004, among Axsys Technologies, Inc., as borrower, the Subsidiary Guarantors listed on the signature pages thereto, and Fleet National Bank, as lender.

*                 Pursuant to Item 601(b)(2) of Regulation S-K, Axsys Technologies, Inc. agrees to furnish supplementally to the Commission a copy of any omitted